Exhibit 99.1

Harleysville Group Inc. Reports Third Quarter 2009 Results

Third quarter highlights:

  Operating income of $0.83 per share
  Operating return on equity1 of 12.9 percent
  Statutory combined ratio2 of 98.9 percent
  Book value of $27.69 per share; up 19 percent from year-end 2008
  Quarterly dividend of $0.325; represents 8 percent increase from a year ago

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--October 28, 2009--Harleysville Group Inc. (NASDAQ:HGIC) today reported diluted operating income of $0.83 per share for the third quarter of 2009, compared to $0.79 per share in the third quarter of 2008. For the nine-month periods, the company reported diluted operating income of $2.17 per share in 2009 and $1.90 per share in 2008. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“Our focus on the basics of our business has produced another strong quarterly performance for Harleysville Group,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “Our operating return on equity (ROE) for the trailing 12 months was 12.9 percent—exceeding our long-term ROE goal of at least 12 percent. We also reported a statutory combined ratio of 98.9 percent, and operating income of $0.83 per share.

“Our balance sheet remains very strong, with our book value increasing 19 percent from year-end 2008,” Browne continued. “Our sound financial position also is evidenced by a blue chip investment portfolio, a solid reserve position, a debt-to-capital ratio of 15 percent1 and a premium-to-surplus ratio of 1.3 to 1. And, yesterday we declared a regular quarterly cash dividend of $0.325 per share, marking the 94th consecutive quarter we have paid a dividend since going public in 1986.”

The company reported diluted net income of $0.88 per share in the third quarter of 2009, compared to $0.14 per share in the third quarter of 2008. Realized investment gains after tax in the third quarter of 2009 were $0.05 per share, compared to after-tax investment losses of $0.65 per share in 2008. For the nine-month periods, diluted net income was $2.20 per share in 2009 and $1.26 per share in 2008. For the nine months, the company reported $0.03 per share after tax of realized investment gains in 2009, compared to after-tax investment losses of $0.64 per share in 2008.

The company’s third quarter net written premiums decreased 8.1 percent to $202.3 million in 2009, compared to $220.1 million in the same period in 2008. Net written premiums through nine months were down 7.0 percent to $641.4 million in 2009, compared to $689.9 million in 2008, excluding the non-recurring impact of the pooling change in 2008.

Harleysville Group’s overall statutory combined ratio was 98.9 percent in the third quarter of 2009, compared to 98.8 percent in the third quarter of 2008. Catastrophe losses added 0.4 points to the third quarter result in 2009, compared to 1.6 points in 2008. For the nine months, the statutory combined ratio was 100.1 percent in 2009, versus 101.0 percent in 2008. Catastrophe losses added 1.0 points to the nine-month result in 2009 and 4.6 points in 2008. Adjusting for the one-time impact of the 2008 pooling change, the statutory combined ratio for the nine months of 2008 was 101.5 percent.

Third quarter pretax investment income decreased 4.6 percent to $26.3 million, while after-tax investment income was down 1.5 percent in the third quarter to $19.9 million. For the nine months, pretax investment income declined 7.4 percent to $79.1 million, while after-tax investment income was down 4.8 percent to $59.3 million. Operating cash flow for the nine months of 2009 was $61.3 million, compared to $80.0 million in the nine months of 2008, excluding the non-recurring impact of the pooling change in 2008.

Commercial lines Net written premiums in commercial lines decreased 12.3 percent to $154.3 million in the third quarter of 2009. For the nine months, net written premiums were down 10.2 percent to $509.1 million. The commercial lines statutory combined ratio was 100.1 percent in the third quarter of 2009, versus 100.3 percent in the third quarter of 2008. For the nine months, the statutory combined ratio was 100.9 percent in 2009, compared to 101.7 percent in 2008, adjusting for the non-recurring impact of the pooling change in 2008.

Personal lines Net written premiums in personal lines were up 8.8 percent to $48.1 million in the third quarter of 2009. For the nine months, net written premiums grew 7.8 percent to $132.2 million. Harleysville Group’s personal lines statutory combined ratio was 95.7 percent in the third quarter of 2009, versus 92.2 percent during the third quarter of 2008. For the nine months, the statutory combined ratio was 97.1 percent in 2009, compared to 100.5 percent in 2008, adjusting for the non-recurring impact of the pooling change in 2008.

Outlook “All in all, we are very well positioned as we manage through these difficult economic times,” Browne said. “While the insurance marketplace continues to be challenging, we remain committed to retaining our best business, as well as generating responsible, profitable growth. But, we are not going to compromise underwriting quality to chase a near-term growth goal. Instead, we will work closely with our agency partners to remain disciplined—despite current market conditions—as we focus on our goal of producing results that will continue to differentiate us favorably from our competition.”

Webcast The company will host a live Webcast tomorrow, October 29, 2009, at 8 a.m. (ET) to discuss its third quarter results. The Webcast and a replay will be available from the Investors section of the company’s Web site (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile Harleysville Insurance is a leading super-regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. As a Trusted Choice® company partner, Harleysville distributes its products exclusively through a network of independent agents primarily across 32 states. Harleysville was listed recently as #7 in the InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and has been ranked on the list in each of the last three years. Harleysville Mutual Insurance Company owns 53 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was recognized with a 2009 Mergent Dividend Achiever Award for its long-term history of dividend increases. Further information can be found on the company’s Web site at www.harleysvillegroup.com.

Forward-looking information Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results, including operating return on equity, premium growth and underwriting results, could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; performance of and instability in the financial markets; investment losses; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 Excludes the effects of SFAS No. 115.

2 “Statutory combined ratio” is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS	Quarter ended		Nine months ended
	September 30		September 30
(in thousands, except per share data)	2009	2008	2009	2008
OPERATING RESULTS
Diluted earnings per common share:
Operating income*	$0.83	$0.79	$2.17	$1.90
Realized investment gains (losses), net of income taxes (benefits)	0.05	(0.65)	0.03	(0.64)
Net income	$0.88	$0.14	$2.20	$1.26
Cash dividends per common share	$0.325	$0.30	$0.925	$0.80

FINANCIAL CONDITION		September 30, 2009		December 31, 2008
Assets		$3,275,209		$3,155,318
Shareholders' equity		$765,665		$652,634
Per common share		$27.69		$23.18

CONSOLIDATED STATEMENTS OF INCOME	Quarter ended		Nine months ended
	September 30		September 30
(in thousands, except per share data)	2009	2008	2009	2008
REVENUES:
Premiums earned	$212,591	$230,433	$645,403	$689,641
Investment income, net of investment expense	26,299	27,567	79,052	85,330
Realized investment gains (losses)	2,440	(28,996)	1,399	(29,045)
Other income	2,962	3,508	9,793	9,961
Total revenues	244,292	232,512	735,647	755,887
LOSSES AND EXPENSES:
Losses and loss settlement expenses	132,635	147,466	418,114	465,509
Amortization of deferred policy acquisition costs	53,835	56,860	161,714	170,514
Other underwriting expenses	21,625	22,480	64,418	63,820
Interest expense	1,516	1,618	4,702	4,915
Other expenses	972	1,189	3,139	3,479
Total expenses	210,583	229,613	652,087	708,237
Income before income taxes	33,709	2,899	83,560	47,650
Income taxes (benefit)	8,985	(1,289)	21,415	9,958
Net income	$24,724	$4,188	$62,145	$37,692
Weighted average number of shares outstanding:
Basic	27,764,870	28,642,831	28,017,293	29,539,304
Diluted	27,942,458	28,907,052	28,186,653	29,822,193
Per common share:
Basic earnings	$0.89	$0.15	$2.22	$1.28

Diluted earnings	$0.88	$0.14	$2.20	$1.26

RECONCILIATION TO OPERATING INCOME :
Net income	$24,724	$4,188	$62,145	$37,692
Less realized investment gains (losses), net of income taxes (benefits)	1,587	(18,848)	910	(18,880)
Operating income	$23,137	$23,036	$61,235	$56,572
These financial figures are unaudited.

*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	September 30, 2009*	December 31, 2008
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $217,523 and $250,798)	$207,129	$246,855
Available for sale, at fair value (amortized cost $2,049,115 and $1,889,778)	2,168,897	1,914,051
Equity securities, at fair value (cost $135,389 and $96,004)	177,008	98,815
Short-term investments, at cost, which approximates fair value	98,722	210,682
Other invested assets, at cost, which approximates fair value	2,578	3,189
Total investments	2,654,334	2,473,592
Cash	146	146
Premiums in course of collection	137,661	142,602
Reinsurance receivable	206,419	212,654
Accrued investment income	25,703	25,630
Deferred policy acquisition costs	111,516	110,339
Prepaid reinsurance premiums	42,696	41,481
Property and equipment, net	13,724	12,511
Deferred income taxes	20,531	68,892
Other assets	62,479	67,471
Total assets	$3,275,209	$3,155,318
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,761,691	$1,767,601
Unearned premiums	481,744	484,560
Accounts payable and accrued expenses	138,849	119,063
Due to affiliate	8,760	12,960
Debt	118,500	118,500
Total liabilities	2,509,544	2,502,684
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 34,550,961 and 34,254,581 shares; outstanding 27,653,052 and 28,156,672 shares	34,551	34,254
Additional paid-in capital	243,074	231,715
Accumulated other comprehensive income (loss)	70,803	(17,390)
Retained earnings	625,466	589,146
Treasury stock, at cost, 6,897,909 and 6,097,909 shares	(208,229)	(185,091)
Total shareholders' equity	765,665	652,634
Total liabilities and shareholders' equity	$3,275,209	$3,155,318

*These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended		Nine months ended
	September 30		September 30
(dollars in thousands)	2009	2008	2009	2008
Net premiums written*	$202,333	$220,141	$641,371	$735,587
Statutory surplus*			$649,955	$592,527

Pretax investment income	$26,299	$27,567	$79,052	$85,330
Related federal income taxes	6,350	7,310	19,712	23,024
After-tax investment income	$19,949	$20,257	$59,340	$62,306

SEGMENT INFORMATION
	Quarter ended		Nine months ended
	September 30		September 30
(dollars in thousands)	2009	2008	2009	2008
Revenues:
Premiums earned:
Commercial lines	$170,098	$189,894	$521,228	$569,152
Personal lines	42,493	40,539	124,175	120,489
Total premiums earned	212,591	230,433	645,403	689,641
Net investment income	26,299	27,567	79,052	85,330
Realized investment gains (losses)	2,440	(28,996)	1,399	(29,045)
Other	2,962	3,508	9,793	9,961
Total revenues	$244,292	$232,512	$735,647	$755,887

Income before income taxes:
Underwriting gain (loss):
Commercial lines	$5,907	$4,361	($371)	($18,576)
Personal lines	132	2,070	1,144	(3,274)
SAP underwriting gain (loss)	6,039	6,431	773	(21,850)
GAAP adjustments	(1,543)	(2,804)	384	11,648
GAAP underwriting gain (loss)	4,496	3,627	1,157	(10,202)
Net investment income	26,299	27,567	79,052	85,330
Realized investment gains (losses)	2,440	(28,996)	1,399	(29,045)
Other	474	701	1,952	1,567
Income before income taxes	$33,709	$2,899	$83,560	$47,650

Income taxes on net investment income	$6,350	$7,310	$19,712	$23,024
Income taxes (benefits) on remaining gains (losses)	2,635	(8,599)	1,703	(13,066)
Total income taxes (benefit)	$8,985	($1,289)	$21,415	$9,958

Effective tax rate on:
Net investment income	24.1%	26.5%	24.9%	27.0%
Income	26.7%	N/M	25.6%	20.9%
These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended September 30			Nine months ended September 30
					Without
					Intercompany
					Pooling
					Transfer**
(dollars in thousands)			Percentage				Percentage
	2009	2008	Change	2009	2008	2008	Change***

Net premiums written:

Commercial:
Automobile	$42,937	$47,734	-10.0%	$137,038	$152,041	$162,344	-9.9%
Workers' compensation	17,679	22,637	-21.9%	62,886	80,672	85,780	-22.0%
Commercial multi-peril	73,566	83,690	-12.1%	245,844	267,008	284,638	-7.9%
Other commercial	20,072	21,901	-8.4%	63,371	67,496	71,681	-6.1%

Total commercial	$154,254	$175,962	-12.3%	$509,139	$567,217	$604,443	-10.2%

Personal:
Automobile	$22,685	$20,106	12.8%	$63,391	$57,379	$61,238	10.5%
Homeowners	22,169	20,974	5.7%	59,751	56,974	61,106	4.9%
Other personal	3,225	3,099	4.1%	9,090	8,299	8,800	9.5%

Total personal	$48,079	$44,179	8.8%	$132,232	$122,652	$131,144	7.8%

Total personal and commercial	$202,333	$220,141	-8.1%	$641,371	$689,869	$735,587	-7.0%

Statutory combined ratios:

Commercial:
Automobile	93.2%	93.1%		90.6%	94.9%	94.3%
Workers' compensation	104.2%	116.9%		108.1%	113.2%	112.6%
Commercial multi-peril	103.5%	103.3%		105.1%	104.3%	103.7%
Other commercial	97.7%	84.2%		99.6%	93.2%	92.7%

Total commercial	100.1%	100.3%		100.9%	101.7%	101.2%

Personal:
Automobile	96.9%	94.1%		102.4%	94.0%	93.4%
Homeowners	97.8%	87.6%		95.0%	107.4%	106.8%
Other personal	73.3%	109.8%		75.1%	98.5%	98.6%

Total personal	95.7%	92.2%		97.1%	100.5%	100.0%

Total personal and commercial statutory combined ratio	98.9%	98.8%		100.1%	101.5%	101.0%

GAAP combined ratio	97.9%	98.4%		99.8%		101.5%

GAAP losses paid	$146,743	$146,799		$416,937		$431,772

Net catastrophe losses incurred	$946	$3,692		$6,244		$31,787
These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

**The effect of the January 1, 2008, pooling transfer of $45,718,282 of net premiums written (representing the transfer of the January 1, 2008, unearned premium balance) and the effect of the pool transfer on the statutory combined ratios are excluded below for comparative purposes.

***Comparison current year to date versus prior year without the intercompany pooling transfer.

CONTACT:
Harleysville Group Inc.
Mark Cummins (Investors)
215-256-5025
mcummins@harleysvillegroup.com
or
Randy Buckwalter (Media)
215-256-5288
rbuckwalter@harleysvillegroup.com